Exhibit 4.2

AERCAP FUNDING DESIGNATED ACTIVITY COMPANY

as Issuer,

and

AERCAP HOLDINGS N.V.

as Holdings

________________________

FIRST SUPPLEMENTAL INDENTURE

Dated as of July 7, 2026

to

INDENTURE

Dated as of July 7, 2026

________________________

THE GUARANTORS PARTY HERETO

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS		2

SECTION 1.01	Definitions	2
SECTION 1.02	Other Definitions	2

ARTICLE II

ARTICLE III

MISCELLANEOUS		6

SECTION 3.01	Ratification of Original Indenture; Supplemental Indenture Part of Original Indenture	6
SECTION 3.02	Concerning the Trustee	6
SECTION 3.03	Multiple Originals; Electronic Signatures	6
SECTION 3.04	Governing Law	6

Exhibit A           Form of 4.875% Senior Note due 2031

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FIRST SUPPLEMENTAL INDENTURE, dated as of July 7, 2026 (this “First Supplemental Indenture”), to the Indenture, dated as of July 7, 2026 (the “Original Indenture”), among AERCAP FUNDING DESIGNATED ACTIVITY COMPANY, a designated activity company limited by shares incorporated under the laws of Ireland with registered number 803986 (the “Issuer”), AERCAP HOLDINGS N.V., a public limited liability company organized under the laws of the Netherlands (“Holdings”), each of the subsidiary guarantors party hereto or that becomes a guarantor pursuant to the terms of the Original Indenture (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

WHEREAS, the Issuer, the Guarantors and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of Notes (as defined in the Original Indenture) of the Issuer, to be issued in one or more Series;

WHEREAS, the Original Indenture provides, among other things, that the Issuer and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form and terms of Notes (as defined in the Original Indenture) of any Series pursuant to the Original Indenture;

WHEREAS, the Issuer (i) desires the issuance of a Series of Notes (as defined in the Original Indenture) to be designated as hereinafter provided and (ii) has requested the Trustee to enter into this First Supplemental Indenture for the purpose of establishing the form and terms of the Notes (as defined in the Original Indenture) of such Series;

WHEREAS, the Issuer has duly authorized the creation of an issue of its 4.875% Senior Notes due 2031 (the “Notes”), which expression includes any further Notes issued pursuant to Section 2.04 hereof; and

WHEREAS, all action on the part of the Issuer necessary to authorize the issuance of the Notes under the Original Indenture and this First Supplemental Indenture (the Original Indenture, as supplemented by this First Supplemental Indenture, being hereinafter called the “Indenture”) has been duly taken;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That, in order to establish the form and terms of the Notes and in consideration of the acceptance of the Notes by the Holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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ARTICLE I

DEFINITIONS

SECTION 1.01 Definitions.

(a)       Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture.

(b)       The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.

(c)       For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meanings:

“Global Notes” means, individually and collectively, Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.14 of the Original Indenture and Section 2.07 hereof.

“Par Call Date” means June 7, 2031 (the date that is one month prior to the maturity date of the Notes).

“Treasury Rate” means, as of any redemption date, the rate per annum equal to the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the Par Call Date, as determined by the Issuer; provided, however, that if the period from the redemption date to the Par Call Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

SECTION 1.02 Other Definitions.

Term	Defined in Section

“First Supplemental Indenture”	Preamble

“Guarantors”	Preamble

“Holdings”	Preamble

“Indenture”	Recitals

“Interest Payment Date”	2.05

“Issuer”	Preamble

“Notes”	Recitals

“Original Indenture”	Preamble

“Record Date”	2.05

“Subsidiary Guarantors”	Preamble

“Trustee”	Preamble

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ARTICLE II

DESIGNATION AND TERMS OF THE NOTES

SECTION 2.01       Title and Aggregate Principal Amount. There is hereby created a Series of Notes designated: 4.875% Senior Notes due 2031 in an initial aggregate principal amount of $900,000,000.

SECTION 2.02       Execution. The Notes may forthwith be executed by the Issuer by manual, electronic or facsimile signature and delivered to the Trustee for authentication and delivery by the Trustee in accordance with the provisions of Section 2.04 of the Original Indenture.

SECTION 2.03       Other Terms and Form of the Notes. The Notes shall have and be subject to such other terms as provided in the Original Indenture and this First Supplemental Indenture and shall be evidenced by one or more Global Notes in the form of Exhibit A hereto and as set forth in Section 2.07 hereof.

SECTION 2.04       Further Issues. The Issuer may, from time to time, without the consent of the Holders of the Notes and in accordance with the Original Indenture and this First Supplemental Indenture, create and issue further notes in an unlimited principal amount having the same terms and conditions as the Notes in all respects (or in all respects except for the issue date, the date from which interest accrues and the date of the first interest payment thereon) so as to form a single Series with the Notes. The Notes and any such further notes shall be treated as a single class for all purposes under this Indenture; provided that, if any such further notes are not fungible with the Notes for U.S. Federal income tax purposes, such further notes will have a separate CUSIP, ISIN or other identifying number, if applicable. Unless the context otherwise requires, all references to the Notes shall include any such further notes.

SECTION 2.05       Interest and Principal. The Notes will mature on July 7, 2031 and will bear interest at the rate of 4.875% per annum. The Issuer will pay interest on the Notes on each January 7 and July 7 (each, an “Interest Payment Date”), beginning on January 7, 2027, to the Holders of record on the immediately preceding December 23 and June 22 (each, a “Record Date”), respectively. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Payments of the principal of and interest on the Notes shall be made in Dollars, and the Notes shall be denominated in Dollars.

SECTION 2.06       Place of Payment. The place of payment where the Notes issued in the form of Definitive Notes may be presented or surrendered for payment, where the principal of and interest and any other payments due on the Notes issued in the form of Definitive Notes are payable and where the Notes may be surrendered for registration of transfer or exchange shall be the office or agency of the Issuer maintained for that purpose pursuant to Section 2.05 of the Original Indenture, and the office or agency maintained by the Issuer for such purpose shall initially be the Corporate Trust Office of the Trustee. All payments on Notes issued in the form of Global Notes shall be made by wire transfer of immediately available funds to the Depositary and, at the option of the Issuer, payment of interest on the Notes issued in the form of Definitive Notes may be made by check mailed to registered Holders of such Notes.

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SECTION 2.07       Form and Dating.

(a)       General. The Notes will be substantially in the form of Exhibit A hereto. The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this First Supplemental Indenture, and the Issuer and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(b)       Global Notes. Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding principal amount of the Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Article II of the Original Indenture.

SECTION 2.08       Depositary; Registrar. The Issuer initially appoints DTC to act as Depositary with respect to the Global Notes. The Issuer initially appoints the Trustee to act as the Registrar and the Paying Agent with respect to the Notes.

SECTION 2.09       Optional Redemption.

(a)       Prior to the Par Call Date, the Issuer may redeem all or part of the Notes, after having sent a notice of redemption as described in Section 3.03 of the Original Indenture, at a redemption price equal to the greater of (i) 100% of the principal amount of Notes being redeemed and (ii) the sum of the present value at such redemption date of all remaining scheduled payments of principal and interest on such Notes through the Par Call Date, excluding accrued but unpaid interest to the redemption date, discounted to the date of redemption using a discount rate equal to the Treasury Rate plus 15 basis points, plus accrued and unpaid interest, if any, to, but not including, the redemption date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b)       On or after the Par Call Date, the Notes may be redeemed at the Issuer’s option, after having sent a notice of redemption as described in Section 3.03 of the Original Indenture, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

The Trustee shall have no responsibility for determining the redemption price with respect to the redemption of all or part of the Notes.

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SECTION 2.10       Redemption for Changes in Withholding Taxes.

(a)       The Issuer is entitled to redeem the Notes, at the option of the Issuer, at any time in whole but not in part, upon not less than 10 nor more than 60 days’ notice (which notice shall be irrevocable) to the Holders (with a copy to the Trustee) mailed by first-class mail to each Holder’s registered address (or delivered electronically if held by DTC), at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) and Additional Amounts, if any, in the event the Issuer has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts with respect to the Notes as a result of:

(i)       a change in or an amendment to the laws (including any regulations, rulings or protocols promulgated and treaties enacted thereunder) of any Relevant Taxing Jurisdiction affecting taxation; or

(ii)       any change in or amendment to, or the introduction of, any official position regarding the application, administration or interpretation of such laws, regulations, rulings, protocols or treaties (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date on which the Notes are issued (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after such date, on or after such later date), and where the Issuer cannot avoid such obligation by taking reasonable measures available to the Issuer. Notwithstanding the foregoing, no such notice of redemption will be given (x) earlier than 90 days prior to the earliest date on which the Issuer would be obliged to make such payment of Additional Amounts and (y) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

(b)       Before the Issuer mails or electronically delivers a notice of redemption of the Notes as described above, the Issuer will deliver to the Trustee an Officer’s Certificate stating that the Issuer cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it and that all conditions precedent to the redemption have been complied with. The Issuer will also deliver to the Trustee an Opinion of Counsel from outside counsel stating that the Issuer would be obligated to pay Additional Amounts as a result of a change or amendment described above and that all conditions precedent to the redemption have been complied with.

(c)       This Section will apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer is incorporated or organized, or any political subdivision or taxing authority or agency thereof or therein.

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ARTICLE III

MISCELLANEOUS

SECTION 3.01       Ratification of Original Indenture; Supplemental Indenture Part of Original Indenture. Except as expressly amended hereby, the Original Indenture, including Section 11.18 thereof regarding submission to jurisdiction, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.02       Concerning the Trustee. The recitals contained herein and in the Notes, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes.

SECTION 3.03       Multiple Originals; Electronic Signatures. This First Supplemental Indenture or any document to be signed in connection therewith may be executed by manual, electronic or facsimile signature in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by PDF (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) shall be deemed to be their original signatures for all purposes. The words “executed,” “signed,” “signature,” “delivery” and words of like import in or relating to this First Supplemental Indenture or any document to be signed in connection with this First Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 3.04       GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE AND EACH NOTE OF THE SERIES CREATED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

SIGNED and DELIVERED as a DEED for
and on behalf of AERCAP FUNDING DESIGNATED ACTIVITY COMPANY, by as duly authorized attorney	/s/ Ken Faulkner Ken Faulkner, Attorney

in the presence of:

Signature of Witness:	/s/ Helen O'Brien

Name of Witness:	Helen O'Brien

Address of Witness:	Aviation House

Shannon, Co. Clare

Occupation of Witness:	Administrator Corporate Secretary

AERCAP HOLDINGS N.V.

By:	/s/ Ken Faulkner
	Name:	Ken Faulkner
	Title:	Attorney

AERCAP AVIATION SOLUTIONS B.V.

By:	/s/ Johan-Willem Dekkers
	Name:	Johan-Willem Dekkers
	Title:	For and on behalf of AerCap Group Services, B.V. Director

[Signature Page to First Supplemental Indenture]

SIGNED and DELIVERED as a DEED by	/s/ Ken Faulkner Ken Faulkner, Attorney
as duly authorized attorney of AERCAP IRELAND LIMITED

in the presence of:

Signature of Witness:	/s/ Helen O'Brien

Name of Witness:	Helen O'Brien

Address of Witness:	Aviation House

Shannon, Co. Clare

Occupation of Witness:	Administrator Corporate Secretary

AERCAP U.S. GLOBAL AVIATION
LLC

By:	/s/ Ken Faulkner
	Name:	Ken Faulkner
	Title:	Authorised Signatory

INTERNATIONAL LEASE FINANCE
CORPORATION

By:	/s/ Patrick Ross
	Name:	Patrick Ross
	Title:	Vice President

[Signature Page to First Supplemental Indenture]

SIGNED and DELIVERED as a DEED by	/s/ Ken Faulkner Ken Faulkner, Attorney
as duly authorized attorney of AERCAP IRELAND CAPITAL DESIGNATED ACTIVITY COMPANY

in the presence of:

Signature of Witness:	/s/ Helen O'Brien

Name of Witness:	Helen O'Brien

Address of Witness:	Aviation House

Shannon, Co. Clare

Occupation of Witness:	Administrator Corporate Secretary

SIGNED and DELIVERED as a DEED by	/s/ Ken Faulkner Ken Faulkner, Attorney
on behalf of AERCAP GLOBAL AVIATION TRUST, a Delaware statutory trust by AerCap Ireland Capital Designated Activity Company, its Regular Trustee, by

in the presence of:

Signature of Witness:	/s/ Helen O'Brien

Name of Witness:	Helen O'Brien

Address of Witness:	Aviation House

Shannon, Co. Clare

Occupation of Witness:	Administrator Corporate Secretary

[Signature Page to First Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Trustee

By:	/s/ James H. Byrnes
	Name:	James H. Byrnes
	Title:	Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP/ISIN: 00784MAA1/US00784MAA18

4.875% Senior Notes due 2031

No. [ ]	$[ ]

AERCAP FUNDING DESIGNATED ACTIVITY COMPANY promises to pay to [ ] or registered assigns, the principal sum of [ ] Dollars on July 7, 2031, or such greater or lesser amount as may be indicated in Schedule A hereto.

Interest Payment Dates: January 7 and July 7

Record Dates: December 23 and June 22

Additional provisions of this Note are set forth on the other side of this Note.

A-1

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

SIGNED and DELIVERED as a DEED for
and on behalf of AERCAP FUNDING DESIGNATED ACTIVITY COMPANY, by as duly authorized attorney
in the presence of:

Signature of Witness:

Name of Witness:

Address of Witness:

Occupation of Witness:

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Note is one of the 4.875% Senior Notes due 2031 referred to in the within-mentioned Indenture.

Dated:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

by
Authorized Signatory

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[Reverse of Note]

4.875% Senior Notes due 2031

1.	Indenture

This Note is one of a duly authorized issue of Notes of the Issuer (as hereinafter defined), designated as its 4.875% Senior Notes due 2031 (herein called the “Notes,” which expression includes any further notes issued pursuant to Section 2.04 of the First Supplemental Indenture (as hereinafter defined) and forming a single Series therewith), issued and to be issued under an indenture, dated as of July 7, 2026 (the “Original Indenture”), as further supplemented by a first supplemental indenture, dated as of July 7, 2026 (the “First Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), among AERCAP FUNDING DESIGNATED ACTIVITY COMPANY, a designated activity company limited by shares incorporated under the laws of Ireland with registered number 803986 (the “Issuer”), AERCAP HOLDINGS N.V., a public limited liability company organized under the laws of the Netherlands (“Holdings”), each of Holdings’ subsidiaries signatory thereto or that becomes a Guarantor pursuant to the terms of the Indenture (the “Subsidiary Guarantors”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”). Reference is hereby made to the Indenture and all indentures supplemental thereto relevant to the Notes for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Notes. Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Indenture.

The Indenture imposes certain limitations on the ability of Holdings and its Restricted Subsidiaries to create or incur Liens. The Indenture also imposes certain limitations on the ability of each of the Issuer, Holdings and the Subsidiary Guarantors to merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its respective properties or assets in any one transaction or series of related transactions.

Each Note is subject to, and qualified by, all such terms as set forth in the Indenture, certain of which are summarized herein, and each Holder of a Note is referred to the corresponding provisions of the Indenture for a complete statement of such terms. To the extent there is any inconsistency between the summary provisions set forth in the Notes and the Indenture, the provisions of the Indenture shall govern.

2.	Interest

The Issuer promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer will pay interest semiannually on January 7 and July 7 of each year, commencing on January 7, 2027. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including July 7, 2026. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

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3.	Paying Agent, Registrar and Agent for Service

Initially, the Trustee will act as Paying Agent and Registrar. Initially, AerCap Corporate Services Inc. will act as Agent for Service. The Issuer may appoint and change any Paying Agent, Registrar or Agent for Service without notice. Holdings or any of its Subsidiaries may act as Paying Agent, Registrar or Agent for Service.

4.	Defaults and Remedies; Waiver

Article VI of the Original Indenture (as amended and supplemented by the First Supplemental Indenture) sets forth the Events of Default and related remedies applicable to the Notes.

5.	Amendment

Article IX of the Original Indenture sets forth the terms by which the Notes and the Indenture may be amended.

6.	Change of Control

Upon the occurrence of a Change of Control Triggering Event, unless a third party makes a Change of Control Offer in accordance with the requirements set forth in the Indenture or the Issuer has previously or concurrently sent a redemption notice with respect to all the Outstanding Notes as described in Section 3.03 of the Original Indenture (as amended and supplemented by the First Supplemental Indenture), the Issuer will make an offer to purchase all of the Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but not including, the date of purchase, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

7.	Obligations Absolute

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Issuer, which are absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

8.	Sinking Fund

The Notes will not have the benefit of any sinking fund.

9.	Denominations; Transfer; Exchange

The Notes are issuable in registered form without coupons in minimum denominations of $150,000 principal amount and any integral multiple of $1,000 in excess thereof. When Notes are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of the same Series, the Registrar shall register the transfer or make the exchange in the manner and subject to the limitations provided in the Indenture, without payment of any service charge, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 4.11 and 9.04 of the Original Indenture).

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The Issuer and the Registrar shall not be required: (a) to issue, register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 of the Original Indenture and ending at the close of business on the day of selection; (b) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (c) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

10.	Further Issues

The Issuer may from time to time, without the consent of the Holders of the Notes and in accordance with the Indenture, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the issue date, the date from which interest accrues and the amount and the date of the first interest payment thereon) so as to form a single Series with the Notes.

11.	Optional Redemption

(a)       Prior to the Par Call Date, the Issuer may redeem all or part of the Notes, after having sent a notice of redemption as described in Section 3.03 of the Original Indenture, at a redemption price equal to the greater of (i) 100% of the principal amount of Notes being redeemed and (ii) the sum of the present value at such redemption date of all remaining scheduled payments of principal and interest on such Notes through the Par Call Date (excluding accrued but unpaid interest to the redemption date), discounted to the date of redemption using a discount rate equal to the Treasury Rate plus 15 basis points, plus accrued and unpaid interest, if any, to, but not including, the redemption date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b)       On or after the Par Call Date, the Notes may be redeemed at the Issuer’s option, after having sent a notice of redemption as described in Section 3.03 of the Original Indenture, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

12.	Redemption for Changes in Withholding Taxes

(a)       The Issuer is entitled to redeem the Notes, at the option of the Issuer, at any time in whole but not in part, upon not less than 10 nor more than 60 days’ notice (which notice shall be irrevocable) to the Holders (with a copy to the Trustee) mailed by first-class mail to each Holder’s registered address (or delivered electronically if held by DTC), at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) and Additional Amounts, if any, in the event the Issuer has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts with respect to the Notes as a result of:

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(i)       a change in or an amendment to the laws (including any regulations, rulings or protocols promulgated and treaties enacted thereunder) of any Relevant Taxing Jurisdiction affecting taxation; or

(ii)       any change in or amendment to, or the introduction of, any official position regarding the application, administration or interpretation of such laws, regulations, rulings, protocols or treaties (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date on which the Notes are issued (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after such date, on or after such later date), and where the Issuer cannot avoid such obligation by taking reasonable measures available to the Issuer. Notwithstanding the foregoing, no such notice of redemption will be given (x) earlier than 90 days prior to the earliest date on which the Issuer would be obliged to make such payment of Additional Amounts and (y) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

(b)       Before the Issuer mails or electronically delivers a notice of redemption of the Notes as described above, the Issuer will deliver to the Trustee an Officer’s Certificate stating that the Issuer cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it and that all conditions precedent to the redemption have been complied with. The Issuer will also deliver to the Trustee an Opinion of Counsel from outside counsel stating that the Issuer would be obligated to pay Additional Amounts as a result of a change or amendment described above and that all conditions precedent to the redemption have been complied with.

(c)       This Section will apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer is incorporated or organized or any political subdivision or taxing authority or agency thereof or therein.

13.	Persons Deemed Owners

The ownership of Notes shall be proved by the register maintained by the Registrar.

14.	No Recourse Against Others

No director, officer, employee, incorporator or stockholder of the Issuer, as such, will have any liability for any obligations of the Issuer under the Notes, the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

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15.	Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money and/or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

16.	Unclaimed Money

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or, if then held by the Issuer, shall be discharged from such trust. Thereafter, the Holder of such Note shall look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer, cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

17.	Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights.

18.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

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19.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers, either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

20.	Governing Law

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuer will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Issuer. The agent may substitute another to act for him or her.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee†:

†	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.11 of the Original Indenture, check the box: ☐

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.11 of the Original Indenture, state the amount you elect to have purchased:

$________________

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee[*]:

[*]	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Schedule A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE[2]

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

[2]	This schedule should be included only if the Note is issued in Global Form.